Exhibit 99.1

Gladstone Capital Announces Monthly Cash Distributions for

October, November and December 2021 and Fiscal Year End

Earnings Release and Conference Call Dates

MCLEAN, VA, October 12, 2021 – Gladstone Capital Corporation (Nasdaq: GLAD) (the “Company”) announced today that its board of directors declared the following monthly cash distributions for October, November and December 2021. The Company also announced its plan to report earnings for its fiscal year ended September 30, 2021.

Common Stock: $0.065 per share of common stock for each of October, November and December 2021, payable per the table below.

Record Date	Payment Date	Cash Distribution
October 22	October 29	$0.065
November 19	November 30	$0.065
December 23	December 31	$0.065

Total for the Quarter:		$0.195

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstonecapital.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings for its fiscal year ended September 30, 2021, after the stock market closes on Monday, November 15, 2021. The Company will hold a conference call on Tuesday, November 16, 2021 at 8:30 a.m. EST to discuss its earnings results. Please call (866) 424-3437 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available after the call and will be accessible through November 23, 2021. To hear the replay, please dial (877) 660-6853 and use playback conference number 13722588.

The live audio broadcast of the Company’s conference call will be available online at www.gladstonecapital.com. The event will also be archived and available for replay on the Company’s website.

About Gladstone Capital Corporation: Gladstone Capital Corporation is a publicly traded business development company that invests in debt and equity securities consisting primarily of secured first and second lien term loans to lower middle market businesses in the United States. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Source: Gladstone Capital Corporation

Investor Relations Inquiries: Please visit www.gladstonecompanies.com or +1-703-287-5893.